Exhibit 99.1
For Immediate Release
FULL HOUSE RESORTS PROVIDES UPDATED BALANCE SHEET DETAILS FOLLOWING
THE HOLIDAY INN EXPRESS SALE
     Las Vegas — (Business Wire) — February 27, 2008 — Full House Resorts (AMEX: FLL) today provided further details of the previously announced completed sale of the Holiday Inn Express in Fallon, Nevada, for $7.2 million on February 20, 2008. Net proceeds from the sale were approximately $7.0 million which were applied to the Company’s revolving loan with Nevada State Bank. The balance on the loan was reduced from $10.9 million to $3.9 million and the Company’s availability under the facility increased to approximately $4.8 million. In addition, future amortization requirements were reduced on a pro-rata basis and the Company has no required payments until January 2016. The Company has cash on hand as of February 25, 2007 of $7.3 million.
     About Full House Resorts, Inc.
Full House owns, develops and manages gaming facilities. Full House owns the Stockman’s Casino in Fallon, Nevada which has 8,400 square feet of gaming space with approximately 260 gaming machines, four table games and a keno game. The casino has a bar, a fine dining restaurant and a coffee shop. Full House also receives a guaranteed fee from the operation of Harrington Raceway and Casino, formerly Midway Slots and Simulcast at the Delaware State Fairgrounds in Harrington, Delaware. Harrington Raceway and Casino recently opened an expansion and is remodeling its original building which will result in a total of 2,000 gaming devices, a buffet, gourmet Steak House, other food and beverage outlets and an entertainment lounge. Full House also has a management agreement with the Nottawaseppi Huron Band of Potawatomi Indians for the development and management of a first-class casino/resort with 2,500 gaming devices, 90 table games and 20 poker tables in the Battle Creek, Michigan area, which is currently in development. In addition, Full House has been working with the Nambé Pueblo of New Mexico for the development of a casino and with the Northern Cheyenne Nation of Montana for the development and management of a 27,000 square foot gaming facility. Further information about Full House can be viewed on its web site at www.fullhouseresorts.com.
Forward-looking Statements
Some of the statements made in this release are forward-looking statements. These forward-looking statements are based upon Full House’s current expectations and projections about future events and generally relate to Full House’s plans, objectives and expectations for Full House’s business. Although Full House’s management believes that the plans and objectives expressed in these forward-looking statements are reasonable, the outcome of such plans, objectives and expectations involve risks and uncertainties including without limitation, regulatory approvals, financing sources and terms, integration of acquisitions, competition and business conditions in the gaming industry. Additional information concerning potential factors that could affect Full House’s financial condition and results of operations is included in the reports Full House files with the Securities and Exchange Commission, including, but not limited to, its Form 10-KSB for the most recently ended fiscal year.
For the foregoing reasons, readers and investors are cautioned that there also can be no assurance that the outcomes expressed in Full House’s forward-looking statements included in this release and otherwise will prove to be accurate. In light of the significant uncertainties inherent in such forward-looking statements, the inclusion of such information should not be regarded as a representation or warranty by Full House or any other person that Full House’s objectives and plans will be achieved in any specified time frame, if at all.

Full House does not undertake any obligation to update any forward-looking statements or to announce revisions to any forward-looking statements.
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For further information, contact:
Mark Miller, Chief Financial Officer
Full House Resorts, Inc.
702-221-7800
www.fullhouseresorts.com
Or
William R. Schmitt
Integrated Corporate Relations
203-682-8200
investors@fullhouseresorts.com

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